SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  October 22, 2003

(Date of earliest event reported)

HILTON HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3427	36-2058176
(State of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9336 Civic Center Drive
Beverly Hills, California 90210
(Address of principal executive offices, including zip code)

(310) 278-4321
(Registrant’s telephone number, including area code)

ITEM 5.                 OTHER EVENTS

Third Quarter 2003 Financial Results

On October 22, 2003, Hilton Hotels Corporation (“Hilton”) reported financial results for the third quarter and nine months ended September 30, 2003.

Hilton reported third quarter 2003 net income of $34 million, versus $48 million in the 2002 quarter.  Diluted net income per share was $.09 in the third quarter 2003, compared with $.13 in the 2002 quarter.  The 2002 third quarter included two items with a combined benefit of $.02 per diluted share: 1) a $15.6 million reduction in the provision for income taxes ($.04 per diluted share,) and 2) a pre-tax impairment charge of $10 million ($.02 per diluted share.)  Hilton reported 2003 third quarter total company operating income of $126 million (compared with $127 million in the 2002 period), on total revenue of $964 million (compared with $934 million in the corresponding 2002 period).

Continued pressure on room rates and higher costs that adversely impacted margins at Hilton’s owned hotels were factors affecting the quarterly results.  Helping partially offset these items were increases in management and franchise fees, along with strong results from Hilton’s timeshare business.

ITEM 12.               DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information is furnished pursuant to Item 12.  “Disclosure of Results of Operations and Financial Condition.”

On October 22, 2003, Hilton issued a press release setting forth Hilton’s earnings for the third quarter and nine months ended September 30, 2003.  A copy of Hilton’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference in this Item 12.

Exhibit Index

99.1                            Press release reporting financial results for the third quarter and nine months ended September 30, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 22, 2003

HILTON HOTELS CORPORATION

By:	/s/ Matthew J. Hart
Matthew J. Hart
Executive Vice President and Chief Financial Officer